UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report: January 17, 2014

(Date of earliest event reported)

ADS Waste Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-191109	90-0875845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fort Wade Road

Ponte Vedra, Florida 32801

(Address of principal executive offices and zip code)

(904) 737-7900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2014, ADS Waste Holdings, Inc. (the “Company”) issued a press release announcing that Charles C. Appleby, the Company’s Chief Executive Officer, notified the Board of Directors of the Company (the “Board of Directors”) of his intention to retire as Chief Executive Officer, effective July 1, 2014. Mr. Appleby will remain on the Board of Directors of the Company following his retirement. The Board of Directors has unanimously selected Richard Burke, the President of the Company, as Chief Executive Officer, effective upon Mr. Appleby’s retirement.

Walter Hall, the Chief Operating Officer of the Company, will leave the Company in order to pursue other opportunities. Mr. Burke will also serve as Chief Operating Officer, effective immediately, until he assumes the position of Chief Executive Officer or until a replacement is named. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release of ADS Waste Holdings, Inc., dated January 21, 2014, Announcing Senior Management Changes

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADS WASTE HOLDINGS, INC.

By:	/s/ Scott Friedlander
Name:	Scott Friedlander
Title:	Vice President, General Counsel and Secretary

Dated: January 21, 2014

Exhibit Index

Number and Description of Exhibit

(99.1)	Press Release of ADS Waste Holdings, Inc., dated January 21, 2014, Announcing Senior Management Changes

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